UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2022

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Spectrum Center Drive, 21st Floor Irvine, California		92618
(Address of Principal Executive Offices)		(Zip Code)

(949) 330-4000

(Registrant’s telephone number including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	SHO	New York Stock Exchange
Series H Cumulative Redeemable Preferred Stock, $0.01 par value	SHO.PRH	New York Stock Exchange
Series I Cumulative Redeemable Preferred Stock, $0.01 par value	SHO.PRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in the Current Report on Form 8-K filed by Sunstone Hotel Investors, Inc. (“Sunstone”) on March 7, 2022 (the “March 8-K”), Douglas Pasquale is expected to serve as Sunstone’s Executive Chairman through September 1, 2022. Thereafter, Mr. Pasquale is expected to resume his role as an independent director and Chairman of the Board.

On August 29, 2022, Sunstone and Sunstone’s operating partnership, Sunstone Hotel Partnership, LLC (the “Operating Partnership,” and together with Sunstone, the “Company”), entered into employment agreements (the “Employment Agreements”) with each of the following executive officers: Bryan Giglia, Chief Executive Officer, Robert Springer, President and Chief Investment Officer, David Klein, Executive Vice President – General Counsel, Christopher Ostapovicz, Executive Vice President and Chief Operating Officer and Aaron Reyes, Senior Vice President – Chief Financial Officer, (collectively, the “Executives”) in order to reflect the Executives’ current executive officer positions and current compensation, the material terms of which were previously disclosed in the March 8-K and the Current Report on Form 8-K filed by Sunstone on February 11, 2022. For Messrs. Giglia, Springer, Klein and Ostapovicz, the Employment Agreements will amend and restate the employment agreements previously entered into with the Executives. Mr. Reyes was not previously party to an employment agreement with the Company and is entering into his employment agreement in connection with his appointment as Chief Financial Officer of the Company previously disclosed in the March 8-K. The Executives’ employment under the Employment Agreements is not for a fixed term and is terminable at will by either the Company or the Executive, subject to the severance and other obligations of the parties set forth therein.

The Employment Agreements provide for an annual base salary for Messrs. Giglia, Springer, Klein, Ostapovicz and Reyes of $600,000, $550,000, $425,000, $400,000 and $325,000, respectively, in each case, which may be increased from time to time in the Company’s sole discretion. In addition, under the Employment Agreements, each Executive will be eligible to receive an annual cash performance bonus based on the attainment of performance goals determined by the Company with (i) a threshold level equal to 67.5% of base salary for Messrs. Giglia and Springer, and 50% of base salary for Messrs. Klein, Ostapovicz and Reyes, (ii) a target level equal to 135% of base salary for Messrs. Giglia and Springer, and 100% of base salary for Messrs. Klein, Ostapovicz and Reyes and (iii) a maximum level equal to 202.5% of base salary for Messrs. Giglia and Springer, and 150% of base salary for Messrs. Klein, Ostapovicz and Reyes. In addition, under the Employment Agreements, each Executive will be eligible to receive equity awards as determined by the compensation committee of the Company’s board of directors in its sole discretion and will be eligible to participate in welfare and fringe benefit plans, incentive plans and savings/retirement plans generally available to senior executives of the Company.

If the Company terminates the Executive’s employment without cause or the Executive terminates his employment for good reason, then (i) the Executive will receive a cash severance payment equal to the sum of (A) two times the sum of (x) the highest base salary paid to the Executive during the period of his employment under the Employment Agreement and (y) the greater of the Executive’s target annual bonus for the year in which the termination occurs and the actual annual bonus paid in respect of the last completed calendar year, (B) any earned but unpaid annual bonus for a prior fiscal year and (C) a pro-rated bonus for the year in which the termination occurs (based on the Executive’s “target” bonus), (ii) all outstanding Company equity awards granted prior to January 1, 2022, will vest to the extent such outstanding awards were scheduled to vest within the 12-month period immediately following the date of termination; provided, however, that if such termination occurs within 12 months following a change in control of the Company (as defined in the Company’s 2022 Incentive Award Plan), such equity awards will vest and become exercisable in full, (iii) all outstanding Company equity awards granted on or after January 1, 2022 that vest solely based on the Executive’s continued employment or service to the Company will vest and become exercisable in full and (iv) the Executive will receive Company-paid continued health insurance coverage for himself and his eligible family members for up to 18 months following the termination date. The Company’s obligation to provide these severance payments and benefits is conditioned upon the Executive’s timely execution (and non-revocation) of a general release of claims.

If the Executive’s employment is terminated by reason of death or disability, he or, as appropriate, his estate or beneficiaries, will be paid an amount equal to the sum of (i) 100% of his annual base salary then in effect, (ii) a pro-rated bonus for the year in which the death or disability occurs (based on the Executive’s “target” bonus) and (iii) any earned but unpaid annual bonus for a prior fiscal year. Additionally, all outstanding time-based vesting Company equity awards will vest and become exercisable in full and the Executive will receive Company-paid continued health insurance coverage for himself and/or his eligible family members for up to 18 months following the termination date.

Each Employment Agreement also includes certain restrictive covenants, including non-solicitation and non-disparagement covenants.

The above summary of the terms of each Employment Agreement is not complete and is qualified in its entirety by reference to the Employment Agreements, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: August 31, 2022	By:	/s/ Aaron R. Reyes
Aaron R. Reyes Principal Financial Officer and Duly Authorized Officer